As filed with the Securities and Exchange Commission on December 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MACY’S, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3324058
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7 West Seventh Street

Cincinnati, Ohio 45202

(513) 579-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MACY’S RETAIL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	43-0398035
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7 West Seventh Street

Cincinnati, Ohio 45202

(513) 579-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dennis J. Broderick, Esq.

Executive Vice President, General Counsel and Secretary

Macy’s, Inc.

7 West Seventh Street

Cincinnati, Ohio 45202

(513) 579-7000

and

151 West 34th Street

New York, New York 10001

(212) 494-1602

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent For Service)

With copies to:

Mark E. Betzen, Esq.

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

(214) 220-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered*	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities of Macy’s Retail Holdings, Inc.
Common Stock, par value $0.01 per share, of Macy’s, Inc.
Preferred Stock, par value $0.01 per share, of Macy’s, Inc.
Depositary Shares of Macy’s, Inc.(3)
Warrants
Purchase Contracts
Units(4)
Guarantees of Debt Securities of Macy’s Retail Holdings, Inc. by Macy’s, Inc.(5)
Total

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.
(1)	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	Pursuant to Rule 456(b) and Rule 457(r), payment of the registration fee is being deferred.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of Macy’s, Inc. and will be evidenced by a depositary receipt.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in a combination of any two or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.
(5)	Pursuant to Rule 457(n), no additional filing fee is required in connection with the guarantees of the debt securities being registered.

PROSPECTUS

MACY’S, INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Guarantees of Debt Securities

MACY’S RETAIL HOLDINGS, INC.

Debt Securities

Warrants

Purchase Contracts

Units

Macy’s, Inc., referred to as “Macy’s,” and/or Macy’s Retail Holdings, Inc., a wholly owned subsidiary of Macy’s, referred to as “Macy’s Holdings,” may offer from time to time to sell, in one or more series, any combination of the securities described in this prospectus. Such securities may be offered and sold by us in one or more offerings in amounts, at prices and on other terms to be determined at the time of the offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The principal executive offices of Macy’s and Macy’s Holdings are located at 7 West Seventh Street, Cincinnati, Ohio 45202, and the telephone number for each is (513) 579-7000.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2012.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell from time to time the securities described in this prospectus in one or more offerings in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify or supersede other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading “Incorporation by Reference.”

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”) we may add to and offer additional securities including secondary securities, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

Unless the context implies otherwise, references in this prospectus to “we,” “us” or “our” are references to either Macy’s or Macy’s Holdings or both.

WHERE YOU CAN FIND MORE INFORMATION

Macy’s files annual, quarterly and current reports, proxy statements and other information with the SEC. Macy’s SEC filings are available to the public from the SEC’s website at www.sec.gov or from Macy’s website at www.macysinc.com. You may also read and copy any document Macy’s files at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about Macy’s is also available at Macy’s website at www.macysinc.com. However, the information on that website is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that Macy’s files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. We incorporate by reference in this prospectus the documents listed below and any future documents or portions thereof that Macy’s files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus until we sell all of the securities that may be offered by this prospectus.

•	Macy’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012;

•	Macy’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 28, 2012, July 28, 2012 and October 27, 2012;

•	Macy’s Current Reports on Form 8-K filed on January 31, 2012, March 26, 2012, May 21, 2012, October 29, 2012, November 20, 2012 and November 28, 2012; and

•	Description of Macy’s common stock, par value $0.01 per share, contained in Macy’s Registration Statement on Form 8-A filed on December 12, 1994.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Macy’s, Inc.

7 West Seventh Street

Cincinnati, Ohio 45202

Attention: Investor Relations

(513) 579-7028

FORWARD-LOOKING STATEMENTS

Some of the statements made and information contained in this prospectus and the documents we incorporate by reference, excluding historical information, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, the Securities Act and the Exchange Act. Such statements are based upon the beliefs and assumptions of, and on information available to, the management of the Company at the time such statements are made. The following are or may constitute forward-looking statements: (i) statements preceded by, followed by or that include the words “may,” “will,” “could,” “should,” “believe,” “expect,” “future,” “potential,” “anticipate,” “intend,” “plan,” “think,” “estimate” or “continue” or the negative or other variations thereof, and (ii) statements regarding matters that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties, including risks and uncertainties relating to:

•	the possible invalidity of the underlying beliefs and assumptions;

•

competitive pressures from department and specialty stores, general merchandise stores, manufacturers’ outlets, off-price and discount stores, and all other retail channels, including the Internet, mail-order catalogs and television;

•

general consumer-spending levels, including the impact of general economic conditions, consumer disposable income levels, consumer confidence levels, the availability, cost and level of consumer debt, the costs of basic necessities and other goods and the effects of the weather or natural disasters;

•	conditions to, or changes in the timing of, proposed transactions and changes in expected synergies, cost savings and non-recurring charges;

•	possible changes or developments in social, economic, business, industry, market, legal and regulatory circumstances and conditions;

•

possible actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors and legislative, regulatory, judicial and other governmental authorities and officials;

•	changes in relationships with vendors and other product and service providers;

•	currency, interest and exchange rates and other capital market, economic and geopolitical conditions;

•	severe weather, natural disasters and changes in weather patterns;

•	possible outbreak of an epidemic or pandemic disease;

•	the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities;

•	the possible inability of Macy’s manufacturers to deliver products in a timely manner or meet quality standards;

•	Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional health pandemics, and regional political and economic conditions;

•	duties, taxes, and other charges and quotas on imports; and

•

possible system failures and/or security breaches, including any security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, or the failure to comply with various laws applicable to Macy’s in the event of such a breach.

This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business. Additional information regarding these and other factors may be contained in Macy’s filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control. No forward-looking statements should be relied upon as continuing to reflect the expectations of management or the current status of any matter referred to therein as of any date subsequent to the date on which such statements are made.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of unsecured notes, debentures, or other evidences of indebtedness of Macy’s Holdings, a wholly owned subsidiary of Macy’s, which securities we refer to as “debt securities.” Macy’s Holdings may issue debt securities in one or more series under an indenture, dated as of January 13, 2012, among Macy’s Holdings, as issuer, Macy’s, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. A copy of the indenture is filed as Exhibit 4.5 to the registration statement of which this prospectus is a part and is incorporated herein by reference. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the meanings given to them in the indenture.

The provisions of the indenture will generally be applicable to all of the debt securities. Selected provisions of the indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities;

•	the extent, if any, to which the debt securities are subordinated in right of payment to other indebtedness of Macy’s Holdings;

•	any limit on the aggregate principal amount of the debt securities;

•	any subordination provisions or other limitations applicable to guarantees of the debt securities;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	the date or dates on which the principal of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at the option of Macy’s Holdings;

•	the obligation, if any, of Macy’s Holdings to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•	any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;

•	the manner, if any, in which the debt securities will be exchangeable for the common stock or other securities of Macy’s or any other person;

•

the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default; and

•	the applicability to the debt securities of the provisions described under “— Defeasance” below.

We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.

If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.

Unless otherwise indicated in an applicable prospectus supplement:

•	the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and

•

payment of principal and any premium or interest on the debt securities will be payable, and the exchange and transfer of debt securities will be registrable, at Macy’s Holdings’ office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Guarantees

Subject to the limitations described below and except as otherwise disclosed in the applicable prospectus supplement, Macy’s will fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of all payment obligations on the debt securities of a series, whether for principal of, or any premium or interest on, the debt securities or otherwise.

In the case of subordinated debt securities of any series, Macy’s guarantee will be subordinated in right of payment to its senior debt on the same basis as the subordinated debt securities of each series are subordinated to Macy’s Holdings’ senior debt securities. No payment will be made by Macy’s under its guarantee during any period in which payments by Macy’s Holdings on any subordinated debt securities are suspended by the subordination provisions applicable to such series.

Macy’s guarantee will be limited in a manner intended to assure that the amount thereof will not exceed the maximum amount that can be guaranteed by Macy’s without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Macy’s guarantee will be a continuing guarantee and will:

(1) remain in full force and effect until either (a) payment in full of all the applicable debt securities (or such debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released in connection with a redemption, if any;

(2) be binding upon Macy’s; and

(3) inure to the benefit of and be enforceable by the applicable trustee, the holders and their successors, transferees and assigns.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary;

•	by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or

•	in any other circumstances described in an applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by Macy’s Holdings, if the debt securities are offered and sold directly by Macy’s Holdings.

Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the indenture.

We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the indenture:

•	the applicable depositary would authorize its participants to give the notice or take the action; and

•

the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.

Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.

Certain Covenants of Macy’s Holdings

Maintenance of Office or Agency. Macy’s Holdings will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Paying Agents, Etc. If Macy’s Holdings acts as its own paying agent with respect to any series of debt securities, on or before each due date of the principal of or any premium or interest on any of the debt securities of that series, Macy’s Holdings will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of Macy’s Holdings action or failure to act. If Macy’s Holdings has one or more paying agents for any series of debt securities, prior to each due date of the principal of or any premium or interest on any debt securities of that series, Macy’s Holdings will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of its action or failure to act. All moneys paid by Macy’s Holdings to a paying agent for the payment of principal of or any premium or interest on any debt securities that remain unclaimed for two years after the principal or any premium or interest has become due and payable may be repaid to Macy’s Holdings, and thereafter the holder of those debt securities may look only to Macy’s Holdings for payment thereof.

Existence. Macy’s Holdings will be required to, and will be required to cause its subsidiaries to, preserve and keep in full force and effect its and their existence, charter rights, statutory rights, and franchises, except to the extent that the failure to do so would not have a material adverse effect.

Restrictive Covenants. Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

Events of Default

The following are Events of Default under the indenture with respect to debt securities of any series:

(1) failure to pay any interest on any debt security of that series when due, which failure continues for 30 calendar days;

(2) failure to pay principal of or premium, if any, on any debt security of that series when due and payable;

(3) failure to make any sinking fund payment in respect of any debt security of that series when it becomes due and payable;

(4) failure to perform, or breach of, any other of Macy’s Holdings’ covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which failure or breach continues for 60 calendar days after written notice thereof has been given to Macy’s Holdings as provided in the indenture;

(5) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of Macy’s Holdings, the unpaid principal amount of which is not less than $100 million, which default results in the acceleration of the maturity of the indebtedness prior to its stated maturity or occurs at the final maturity thereof;

(6) any guarantee of the debt securities of that series ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared in a judicial proceeding to be null and void, or Macy’s denies or disaffirms in writing its obligations under its guarantee;

(7) specified events of bankruptcy, insolvency, or reorganization involving Macy’s Holdings or Macy’s; and

(8) any other Event of Default provided with respect to debt securities of that series.

Pursuant to the Trust Indenture Act of 1939, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that:

•

in the case of a default in the performance of any covenant of the character contemplated in clause (4) above, no notice will be given until at least 30 calendar days after the occurrence of the default; and

•

other than in the case of a default of the character contemplated in clause (1), (2) or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.

If an Event of Default described in clause (7) above occurs, the principal of, and any premium and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “— Modification and Waiver” below.

Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have offered to the trustee reasonable security or indemnity. Subject to the provisions of the indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

•	the holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested in writing that the trustee institute a proceeding as trustee in respect of the Event of Default;

•	the holder or holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written request; and

•	the trustee has failed to institute the proceeding within 60 calendar days after receipt of the written request.

However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and any premium or interest on such debt security on or after the applicable due dates for the payment of such obligations.

Macy’s Holdings is required to furnish to the trustee annually a statement as to the performance of its obligations under the indenture and as to any default in its performance.

Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.

Modification and Waiver

In general, modifications and amendments of the indenture may be made by Macy’s Holdings, Macy’s and the trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby. However, no modification or amendment of the indenture may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of, or any installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, and any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or

•

reduce the percentage in principal amount of outstanding debt securities of any series required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive Macy’s Holdings’ compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:

•	a default in the payment of the principal of, any premium or interest on, any debt security of that series; or

•	a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Defeasance

Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below, Macy’s Holdings:

(1) will be deemed to have been discharged from its obligations with respect to the outstanding debt securities of that series; or

(2) will be released from its obligations to comply with certain covenants described under “— Certain Covenants of Macy’s Holdings” above and from certain prohibitions against consolidations, mergers, and the transfer of its assets described under “— Limitations on Merger and Other Transactions” below with respect to the outstanding debt securities of that series, and the occurrence of an event described in any of clauses (3), (4), (5) and (8) under “— Events of Default” above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.

Following any defeasance described in clause (1) or (2) above, Macy’s Holdings will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by Macy’s Holdings to comply with its continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (4) under “— Events of Defaults” above.

In order to effect any defeasance described in clause (1) or (2) above, Macy’s Holdings must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor), or a combination thereof, that through the scheduled payment of principal and interest in accordance with their terms will provide, without reinvestment, money in an amount sufficient to pay all of the principal and any premium and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition, among other things:

•

no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the indenture shall have occurred and be continuing on the date of such deposit;

•

in the event of any defeasance described in clause (1) above, Macy’s Holdings shall have delivered to the trustee an opinion of outside counsel, stating that (a) it has received from, or there has been published by, the United States Internal Revenue Service a ruling or (b) there has been a change in applicable federal income tax law, in either case to the effect that, among other things, the holders of the outstanding debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such deposit or defeasance had not occurred;

•

in the event of any defeasance described in clause (2) above, Macy’s Holdings shall have delivered to the trustee an opinion of outside counsel to the effect that, among other things, the holders of the outstanding debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such deposit or defeasance had not occurred;

•

Macy’s Holdings shall have delivered to the trustee an officer’s certificate to the effect that (a) the debt securities of such series, if then listed on any securities exchange, will not be delisted solely as a result of such deposit and (b) any defeasance described in clause (1) or (2) above shall not result in a breach or violation of, or constitute a default under, any agreement to which Macy’s Holdings is a party or violate any law to which Macy’s Holdings is subject;

•

Macy’s Holdings shall have delivered to the trustee a certificate from a nationally recognized firm of independent accountants or other person acceptable to the trustee expressing their opinion that the payments of principal and interest when due on the deposited government obligations plus any deposited money will provide the cash at such times and in such amounts as will be sufficient to pay the principal of and any premium and interest when due on the debt securities of such series on the respective maturities or on any earlier date or dates on which the debt securities of such series shall be subject to redemption at the option of the holder thereof;

•

any defeasance described in clause (1) or (2) above will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all applicable debt securities are in default within the meaning of the Trust Indenture Act);

•

Macy’s Holdings shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to any defeasance described in clause (1) or (2) above have been complied with; and

•

any defeasance described in clause (1) or (2) above will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be qualified under the Investment Company Act or will be exempt from regulation thereunder.

If Macy’s Holdings fails to comply with its remaining obligations under the indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, Macy’s Holdings will remain liable in respect of such payments.

Satisfaction and Discharge

Macy’s Holdings, at its option, may satisfy and discharge the indenture (except for specified obligations of Macy’s Holdings and the trustee, including, among others, the obligations to apply money held in trust) when:

•	either:

(1) all of the debt securities previously authenticated and delivered under the indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or

(2) all of the debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and Macy’s Holdings has deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	Macy’s Holdings has paid or caused to be paid all other sums payable by it under the indenture; and

•

Macy’s Holdings has delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

Limitations on Merger and Other Transactions

Prior to the satisfaction and discharge of the indenture, Macy’s Holdings may not consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person unless:

•	either

(1) Macy’s Holdings is the continuing or surviving person in the consolidation or merger; or

(2) the person (if other than Macy’s Holdings) formed by the consolidation or into which Macy’s Holdings is merged or to which all or substantially all of the properties and assets of Macy’s Holdings are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all of Macy’s Holdings’ obligations under the debt securities and the indenture;

•	immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Default exists; and

•

an officer’s certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.

The continuing, surviving, or successor person will succeed to and be substituted for Macy’s Holdings with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The indenture and the Trust Indenture Act contain specified limitations on the right of the trustee, should it become a creditor of Macy’s Holdings within three months of, or subsequent to, a default by Macy’s Holdings to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as a creditor of Macy’s Holdings will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which Macy’s Holdings may be a party from time to time or from engaging in other transactions with Macy’s Holdings. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and there is an Event of Default with respect to any series of debt securities, the trustee must eliminate the conflict or resign.

DESCRIPTION OF MACY’S CAPITAL STOCK

Authorized Capital Stock

Macy’s is authorized to issue 1,125 million shares of capital stock, consisting of 1,000 million shares of common stock, par value $0.01 per share, and 125 million shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of Macy’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Upon satisfaction of Macy’s obligations to preferred stockholders, holders of Macy’s common stock may receive dividends when declared by the Macy’s board of directors. If Macy’s liquidates, dissolves or winds-up its business, holders of Macy’s common stock will share equally in the assets remaining after Macy’s pays all of its creditors and satisfies all of its obligations to preferred stockholders. Holders of Macy’s common stock have no conversion, preemptive, subscription or redemption rights. Macy’s common stock is traded on the New York Stock Exchange under the symbol “M.” The registrar and transfer agent for the common stock is Computershare Shareowner Services.

Preferred Stock

The Macy’s board of directors can, without approval of stockholders, issue one or more series of preferred stock. The board can determine the number of shares of each series and the rights, preferences and limitations of each series, including dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences and the terms and conditions of the issue. In some cases, the issuance of preferred stock could delay, defer or prevent a change in control of Macy’s and make it harder to remove present management, without further action by Macy’s stockholders. Under some circumstances, preferred stock could also decrease the amount of earnings and assets available for distribution to holders of Macy’s common stock if Macy’s liquidates or dissolves and could also restrict or limit dividend payments to holders of Macy’s common stock.

Macy’s has not issued any shares of preferred stock to date, and Macy’s does not plan to issue any shares of preferred stock.

Purposes and Effects of Certain Provisions of Macy’s Certificate of Incorporation and By-laws

General

Macy’s certificate of incorporation and by-laws contain provisions that could make more difficult the acquisition of control of Macy’s by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Removal of Directors

Macy’s certificate of incorporation provides that, except as may be otherwise provided by the terms of any series of preferred stock, a director may only be removed at any annual or special meeting of Macy’s stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, by the affirmative vote of the holders of at least a majority of the voting stock present or represented by proxy at such meeting and actually voting on such matter, voted together as a single class.

Limitation of Director Liability

Macy’s certificate of incorporation provides that, to the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no director will be personally liable to Macy’s or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of Macy’s. This provision in Macy’s certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against Macy’s directors and may discourage or deter stockholders or management from bringing a lawsuit against Macy’s directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Macy’s and its stockholders. These provisions do not limit or affect a stockholder’s ability to seek and obtain relief under federal securities laws.

No Stockholder Action by Written Consent

Macy’s certificate of incorporation provides that any action required or permitted to be taken by the Macy’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a written consent of Macy’s stockholders. This prevents Macy’s stockholders from initiating or effecting any action by written consent, thereby limiting the ability of Macy’s stockholders to take actions opposed by Macy’s board of directors.

Special Meetings of Stockholders

Macy’s certificate of incorporation and by-laws provide that special meetings of stockholders may be called only by the chairman of the Macy’s board of directors, the secretary of Macy’s upon receipt of a written request from a majority of directors (assuming no vacancies) or the Macy’s board of directors upon receipt of a written request from not less than 15% of Macy’s voting stock entitled to vote in the election of directors, voting together as a single class.

Section 203 of the Delaware General Corporation Law

Macy’s is subject to Section 203, which prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless:

•	prior to that time, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or

•

at or after such time the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

For the purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock.

DESCRIPTION OF DEPOSITARY SHARES

Macy’s may offer depositary shares (either separately or together with other securities) representing fractional shares of Macy’s preferred stock of any series. In connection with the issuance of any depositary shares, Macy’s will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following Macy’s issuance of the security related to the depositary shares, Macy’s will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on Macy’s behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities of Macy’s Holdings, common stock, preferred stock or depositary shares of Macy’s or any combination thereof. Warrants may be issued independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Warrants may be issued under warrant agreements to be entered into among Macy’s and/or Macy’s Holdings and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Macy’s and/or Macy’s Holdings in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•

the designation, number and terms of the debt securities of Macy’s Holdings, the common stock, preferred stock or depositary shares of Macy’s or combination thereof, purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which such warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any applicable federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities of Macy’s Holdings, shares of common stock, preferred stock or depositary shares of Macy’s, warrants, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities of Macy’s Holdings, shares of common stock, preferred stock or depositary shares of Macy’s, warrants, or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of the other securities of Macy’s Holdings and/or Macy’s described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities of Macy’s Holdings and/or Macy’s described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities included in the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities included in the units; and

•	whether the units will be issued in fully registered or global form.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows Macy’s historical ratio of earnings to fixed charges for the thirty-nine weeks ended October 27, 2012 and each of the previous five fiscal years. Macy’s ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes to those financial statements, and other information set forth in the reports filed by Macy’s with the SEC.

For purposes of determining the ratio of earnings (losses) to fixed charges, “earnings (losses)” consist of income (loss) from continuing operations before income taxes plus fixed charges (excluding interest capitalized). “Fixed charges” represent interest incurred, amortization of debt expenses, and that portion of rental expenses on operating leases deemed to be the equivalent of interest.

39 Weeks Ended October 27, 2012	Fiscal Year Ended
	January 28, 2012	January 29, 2011	January 30, 2010	January 31, 2009	February 2, 2008

3.3x	4.5x	2.9x	1.7x	— (1)	2.9x

(1)	For the fiscal year ended January 31, 2009, our earnings were insufficient to cover our fixed charges by $4.95 billion.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

CERTAIN LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Macy’s General Counsel or by Jones Day, as our counsel, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Macy’s, Inc. as of January 28, 2012 and January 29, 2011, and for each of the fiscal years in the three-year period ended January 28, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

MACY’S, INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Guarantees of Debt Securities

MACY’S RETAIL HOLDINGS, INC.

Debt Securities

Warrants

Purchase Contracts

Units

PROSPECTUS

December 7, 2012

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses in connection with the shelf registration of the securities registered under this registration statement, other than any underwriting discounts and commissions. The actual amounts of such fees and expenses will be determined from time to time.

SEC registration fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing and engraving expenses	(2)
Rating agency fees	(2)
Trustee’s fees and expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
(2)	Cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Sections 721 through 726 of Article 7 of the New York Business Corporation Law, which is applicable to Macy’s Holdings, provide, in general, that a corporation may indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases, not opposed to such corporation’s interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

Section 145 of the Delaware General Corporation Law, which is applicable to Macy’s, provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she has been adjudged to be liable to the corporation unless a court determines otherwise.

Macy’s Holdings’ by-laws provide for the indemnification of directors and officers of Macy’s Holdings to the fullest extent permitted by applicable law. Macy’s certificate of incorporation and by-laws provide for the indemnification of Macy’s directors and officers to the fullest extent permitted by applicable law.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Macy’s, Inc. (“Macy’s”) (incorporated by reference to Exhibit 3.1 to Macy’s Current Report on Form 8-K (File No. 001-13536) filed on May 18, 2010)

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1.1 to Macy’s Annual Report on Form 10-K for the fiscal year ended January 28, 1995)

4.3	Article Seventh of the Amended and Restated Certificate of Incorporation of Macy’s (incorporated by reference to Exhibit 3.1 to Macy’s Current Report on Form 8-K (File No. 001-13536) filed on May 24, 2011 (the “May 24, 2011 Form 8-K”))

4.4	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the May 24, 2011 Form 8-K)

4.5	Indenture, dated as of January 13, 2012 (the “Indenture”), by and among Macy’s Retail Holdings, Inc. (“Macy’s Holdings”), Macy’s and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Macy’s Current Report on Form 8-K (File No. 001-13536) filed on January 13, 2012)

*4.6	Form of debt securities

*4.7	Certificate of designations for preferred stock of Macy’s

*4.8	Form of depositary receipt

*4.9	Form of depositary agreement

*4.10	Form of warrant

*4.11	Form of warrant agreement

*4.12	Form of purchase contract

*4.13	Form of unit certificate

*4.14	Form of unit agreement

5.1	Opinion of Jones Day

12.1	Statement Regarding Computation of Ratio of Earning to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney for certain directors and officers of Macy’s

24.2	Powers of Attorney for certain directors and officers of Macy’s Holdings

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture

*	To be filed by an amendment or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 7, 2012.

MACY’S, INC.

By: /s/ Dennis J. Broderick
Dennis J. Broderick
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 7, 2012.

Signatures	Title

* Terry J. Lundgren	Chairman of the Board, President and Chief Executive Officer and Director (Principal Executive Officer)

* Karen M. Hoguet	Chief Financial Officer (Principal Financial Officer)

* Joel A. Belsky	Executive Vice President and Controller (Principal Accounting Officer)

* Stephen F. Bollenbach	Director

* Deirdre P. Connelly	Director

* Meyer Feldberg	Director

* Sara Levinson	Director

* Joseph Neubauer	Director

* Joyce M. Roché	Director

* Paul C. Varga	Director

Signatures	Title

* Craig E. Weatherup	Director

* Marna C. Whittington	Director

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

/s/ Dennis J. Broderick
Dennis J. Broderick
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 7, 2012.

MACY’S RETAIL HOLDINGS, INC.

By: /s/ Dennis J. Broderick
Dennis J. Broderick
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 7, 2012.

Signatures	Title

/s/ Dennis J. Broderick Dennis J. Broderick	President and Director (Principal Executive Officer)

* Karen M. Hoguet	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Joel A. Belsky	Director

*	The undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

/s/ Dennis J. Broderick
Dennis J. Broderick Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Macy’s, Inc. (“Macy’s”) (incorporated by reference to Exhibit 3.1 to Macy’s Current Report on Form 8-K (File No. 001-13536) filed on May 18, 2010)

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1.1 to Macy’s Annual Report on Form 10-K for the fiscal year ended January 28, 1995)

4.3	Article Seventh of the Amended and Restated Certificate of Incorporation of Macy’s (incorporated by reference to Exhibit 3.1 to Macy’s Current Report on Form 8-K (File No. 001-13536) filed on May 24, 2011 (the “May 24, 2011 Form 8-K”))

4.4	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the May 24, 2011 Form 8-K)

4.5	Indenture, dated as of January 13, 2012 (the “Indenture”), by and among Macy’s Retail Holdings, Inc. (“Macy’s Holdings”), Macy’s and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Macy’s Current Report on Form 8-K (File No. 001-13536) filed on January 13, 2012)

*4.6	Form of debt securities

*4.7	Certificate of designations for preferred stock of Macy’s

*4.8	Form of depositary receipt

*4.9	Form of depositary agreement

*4.10	Form of warrant

*4.11	Form of warrant agreement

*4.12	Form of purchase contract

*4.13	Form of unit certificate

*4.14	Form of unit agreement

5.1	Opinion of Jones Day

12.1	Statement Regarding Computation of Ratio of Earning to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney for certain directors and officers of Macy’s

24.2	Powers of Attorney for certain directors and officers of Macy’s Holdings

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, by The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture

*	To be filed by an amendment or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.